Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-212047, 333-218399) on Form S-3 and Registration Statement (No. 333-212047) on Form S-8 of our report dated February 20, 2018 relating to the consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Spring Bank Pharmaceuticals, Inc. for the year ended December 31, 2017.

  /s/ RSM US LLP

Boston, Massachusetts

February 20, 2018